 As filed with the U.S. Securities and Exchange Commission on April 10, 2009

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST PLACE FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	34-1880130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

185 East Market Street
Warren, Ohio  44481
(330) 373-1221
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven R. Lewis
President and Chief Executive Officer
First Place Financial Corp.
185 East Market Street
Warren, Ohio  44481
(330) 373-1221
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:
Joseph G. Passaic, Jr., Esquire
Patton Boggs LLP
2550 M Street, N.W.
Washington, D.C.  20037
(202) 457-6000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Warrant to Purchase Common Stock, $0.01 par value per share, and underlying shares of Common Stock(1)	3,670,822	(1)	$2.98	(2)	$10,939,049.56	(2)	$610.40
TOTAL:					$10,939,049.56		$610.40

(1)
There are being registered hereunder (a) a warrant for the purchase of 3,670,822 shares of common stock with an initial per share exercise price of $2.98 per share, (b) the 3,670,822 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $2.98.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus.  The selling securityholders may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED APRIL 10, 2009
PROSPECTUS
FIRST PLACE FINANCIAL CORP.

WARRANT TO PURCHASE 3,670,822 SHARES OF COMMON STOCK
3,670,822 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of an amended and restated warrant to purchase 3,670,822 shares of our common stock or the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant.  The warrant may only be exercised following stockholder approval of the issuance of the common stock upon exercise of the warrant.  We intend to ask our stockholders to approve the issuance of the common stock underlying the warrant at a special meeting of stockholders.  In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant subject to stockholder approval, collectively, as the securities.  The warrant was issued in connection with the issuance of 72,927 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or series A preferred stock, pursuant to the Letter Agreement dated March 13, 2009, and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury, which we refer to as the Treasury or the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling securityholders.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “FPFC.”  On ________ ___, 2009, the closing price of our common stock on the Nasdaq Global Select Market was $_______ per share.  You are urged to obtain current market prices of our common stock.

The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Our principal executive offices are located at 185 East Market Street, Warren, Ohio 44481 and our telephone number is (330) 373-1221.  Our Internet address is http://www. firstplacebank.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is _______ ___, 2009.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information” for more information.

In this prospectus, “First Place,” “we,” “our,” “ours,” and “us” refer to First Place Financial Corp., which is a savings and loan holding company headquartered in Warren, Ohio, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to the “Bank” mean First Place Bank, which is a federal savings association and our principal banking subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws.  In addition, First Place and its management may make other written or oral communications from time to time that contain forward-looking statements.  Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “should,” “will,” “trend,” “project,” “target,” and “goal” or similar statements or variations of such terms.  Forward-looking statements may include, among other things, statements about First Place’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to First Place and its subsidiaries, including the Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  First Place undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate First Place.  Any investor in First Place should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT FIRST PLACE FINANCIAL CORP.

First Place is a unitary savings and loan holding company that owns all of the outstanding capital stock of the Bank.  The Bank is a federal savings association and currently operates 21 retail locations in Trumbull, Mahoning and Portage counties in Ohio, seven retail locations in Lorain County, Ohio, one retail location in Defiance County, Ohio, one retail location in Franklin County, Ohio and one retail location and two business financial centers in Cuyahoga County, Ohio.  In addition, the Bank, through its Michigan division, has six retail locations located in Southeastern Michigan near the Detroit metropolitan area and seven retail locations located in Michigan near the Flint metropolitan area.  The Bank also operates 18 loan production offices, of which 11 are located throughout Ohio, five are located in Michigan, and two are located in Indiana.  The Bank’s principal business consists of accepting retail and business deposits from the general public and investing these funds primarily in one-to four-family residential mortgage, home equity, multifamily, commercial real estate, commercial and construction loans.

First Place is also the parent company of a non-banking subsidiary, First Place Holdings, Inc.,  that has five operating subsidiaries: First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd. and its subsidiary First Place Referral Network, Ltd.; APB Financial Group, Ltd.; American Pension Benefits, Inc.; and TitleWorks Agency, LLC. First Place Insurance Agency, Ltd. offers property, casualty, health and life insurance products.  Coldwell Banker First Place Real Estate, Ltd. is a residential and commercial real estate brokerage firm. APB Financial Group, Ltd. and American Pension Benefits, Inc. are employee benefit consulting firms and specialists in wealth management, and provide services to both businesses and consumers.  First Place Holdings owns 75% of TitleWorks Agency, LLC, which provides real estate title services.  Through its subsidiaries, First Place is able to offer a wide variety of business and retail banking products, as well as a full range of insurance, real estate, and investment services.

RISK FACTORS

An investment in our securities involves significant risks.  Before you make an investment decision regarding the securities you should carefully consider the risk factor set forth below, the risks, uncertainties and risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement.

The exercise of the warrant and the issuance of the shares of common stock upon exercise of the warrant are subject to stockholder approval.

The resale of the warrant and the shares issuable upon exercise of the warrant are being registered by this prospectus.  The warrant, however, may be not exercised until we obtain stockholder approval for the issuance of the shares of common stock upon exercise of the warrant.  We intend to ask our stockholders to approve the issuance of the shares of common stock upon exercise of the warrant at a special meeting of stockholders.  There is no guarantee that we will be successful in timely obtaining stockholder approval or obtaining stockholder approval at all for the issuance of the common stock upon exercise of the warrant.  If at the end of the eighteen-month period beginning on the issue date of the warrant our stockholders have not approved the issuance of the common stock issuable upon exercise of the warrant, then the Treasury may cause us to issue an alternative economic interest having the same value as the warrant.  Consequently there is a risk that the ability to exercise the warrant could be significantly delayed or that the warrant will never become exercisable and the shares of common stock issuable upon exercise of the warrant will never be issued.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders.  This summary does not purport to be complete in all respects.  This warrant is the amendment and restatement of the original warrant that we issued on March 13, 2009 in connection with the transactions contemplated by the Letter Agreement and the related Securities Purchase Agreement – Standard Terms, between us and the Treasury.  The below description is subject to and qualified in its entirety by reference to the warrant, a copy of which was filed with the SEC on April 6, 2009 on our Current Report on Form 8-K/A and is also available upon request from us, and the Form 8-K filed with the SEC on March 17, 2009.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 3,670,822 shares of our common stock.  If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $72,927,000, which is equal to 100% of the aggregate liquidation preference of the series A preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to approximately 1,835,411 shares.  The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant and Exercise Price

We are required to seek stockholder approval of the issuance of the common stock upon exercise of the warrant as required by the rules of the Nasdaq Stock Market, because the number of shares of common stock that may be acquired upon exercise of the warrant exceed 19.9% of the number of shares of our common stock outstanding prior to issuance of the warrant.  Under its terms, the warrant may not be exercised until we receive stockholder approval for the issuance of the common stock underlying the warrant.  We intend to ask our stockholders to approve the issuance of the common stock underlying the warrant at a special meeting of stockholders. Following stockholder approval, the warrant, which has a 10-year term, may be exercised at anytime by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised.

The initial exercise price of the warrant is $2.98 per share of common stock for which the warrant may be exercised.  If our stockholders do not approve the issuance of the common stock underlying the warrant by September 13, 2009, which is the six month anniversary date of the issue date of the warrant, the exercise price of the warrant will be reduced by 15% to $2.53 per share.  The exercise price will be further reduced by 15% of the initial exercise price at the end of each six-month period thereafter if stockholder approval has not been obtained, subject to a maximum reduction of $1.34 per share.  If at the end of the eighteen-month period beginning on the issue date of the warrant our stockholders have not approved the issuance of the common stock underlying the warrant, then the Treasury may cause us to issue an alternative economic interest having the same value as the warrant.

The exercise price may be paid either by the withholding by First Place of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price.  The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder.  We will not issue fractional shares upon any exercise of the warrant.  Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant.  We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised.  Subject to stockholder approval, we intend to list the shares of common stock issuable upon exercise of the warrant with the Nasdaq Global Select Market.

Rights as a Stockholder

The warrantholder will have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 1,835,411 shares of common stock until the earlier of the date on which First Place has received aggregate gross proceeds from a qualified equity offering of at least $72,927,000 and December 31, 2009.  The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.  The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends in shares of our common stock or make distributions in shares of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.  Until the earlier of March 13, 2012 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted.  Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of March 13, 2009.

Other Distributions.  If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving First Place and requiring stockholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant will be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of (i) 53,000,000 shares of common stock, $0.01 par value per share; and (ii) 3,000,000 shares of preferred stock, $0.01 par value per share.

As of _____ __, 2009, there were ________ shares of our common stock issued and outstanding and 72,927 shares of our preferred stock issued and outstanding, all of which consisted of our series A preferred stock.

Common Stock

The following is a brief description of our common stock that may be resold by the selling securityholders.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation a copy of which has been filed with the SEC and is also available upon request from us.

Our common stock is listed on the Nasdaq Global Select Market.

Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote.  Our amended and restated certificate of incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit.  A quorum for a meeting of stockholders is a majority of our outstanding capital stock, subject to the 10% voting limit described in the foregoing sentence, entitled to be cast by the holders of shares of capital stock on that matter at such meeting.  With respect to any other matter other than the election of directors, the votes of a majority of the votes cast at any properly called meeting or adjourned meeting of stockholders at which a quorum is present is required to transact business.  Holders of our common stock are not entitled to cumulative voting in the election of directors.  Our common stock has no preemptive sinking fund or conversion rights and is not subject to redemption.  In the event of our dissolution or liquidation, after payment of all creditors, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock, including the series A preferred stock) will be entitled to receive pro rata any assets distributable to stockholders based on the number of shares held by them.

The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of assets lawfully available.  However, the payment of dividends on our common stock would be subject to the prior rights of the holders of any preferred stock, including our series A preferred stock.  Payment of dividends on both our common stock and any preferred stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

The Securities Purchase Agreement, dated March 13, 2009, that we entered into with the Treasury in connection with our participation in the Troubled Asset Relief Program, or TARP, Capital Purchase Program, or CPP, provides that prior to the earlier of (i) March 13, 2012 and (ii) the date on which all of the shares of the series A preferred stock have been redeemed by us or transferred by the Treasury to third parties, we may not, without the consent of the Treasury, (a) declare or pay any cash dividend on our common stock in excess of the amount of our last quarterly dividend declared prior to October 14, 2008, which was $0.085 per share, or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock (other than the series A preferred stock) or trust preferred securities.

On March 17, 2009, in connection with our response to the annual examination by the Office of Thrift Supervision, or OTS, our board of directors agreed to certain restrictions with regard to our activities as outlined in an agreement with the OTS.  Specifically, under the terms of the agreement, we are required to obtain the written consent of the OTS prior to the declaring or paying of any dividends or making any other capital distribution, or repurchasing or redeeming any capital stock in addition to certain other restrictions.  These restrictions will remain in effect until such time as the OTS modifies, terminates, or otherwise suspends the restrictions.

The transfer agent and registrar for our common stock is the Registrar and Transfer Company.

Preferred Stock

Under our amended and restated certificate of incorporation we have authority to issue up to 3,000,000 shares of preferred stock, $0.01 par value per share.  Of such number of shares of preferred stock authorized, 72,927 shares have been designated as series A preferred stock, all of which shares were issued to the Treasury on March 13, 2009 in a transaction exempt from the registration requirements of the Securities Act.  No other shares of preferred stock are issued and outstanding as of the date hereof.

The following is a brief description of the material terms and provisions of our series A preferred stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to the certificate of designations, as amended, that sets forth the terms of the series A preferred stock, a copy of which was filed with the SEC on March 17, 2009 on our Current Report on Form 8-K and is also available upon request from us.

The series A preferred stock has a liquidation preference of $1,000 per share and pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year, prior to the payment of dividends on any shares of our common stock and all other securities ranking junior to the series A preferred stock.  We may repurchase the series A preferred stock from the Treasury at any time after consultation with our primary federal regulator so long as we repurchase at least 25% of the purchase price of the series A preferred stock, which was approximately $72,927,000.  Following the Treasury’s transfer of the series A preferred stock to a third party, the series A preferred stock may not be redeemed by us during the first three years following issuance except with the proceeds from a “qualified equity offering” (as defined in the certificate of designations that was previously filed with the SEC as indicated below).  After three years, we may, at our option, redeem the series A preferred stock at the liquidation preference of $1,000 per share plus accrued and unpaid dividends.

Except in limited circumstances, the series A preferred stock does not have voting rights.  Prior to the third anniversary of the issuance of the series A preferred stock, unless we have redeemed all of the series A preferred stock or the Treasury has transferred all of the series A preferred stock to a third party, the consent of the Treasury will be required for us to pay a quarterly dividend in excess of $0.085 per share or repurchase our common stock or other capital securities (except for certain circumstances specified in the Securities Purchase Agreement).  Our ability to increase our common stock dividend or repurchase our common stock or other capital securities requires the payment or declaration by us of all accrued and unpaid dividends for the series A preferred stock.

In the event that we do not pay dividends on the series A preferred stock for six dividend periods, whether or not consecutive, the size of our board of directors will automatically be increased by two seats.  Following the expansion of our board, the holders of the series A preferred stock will have the right to elect two directors to fill the newly created directorships at the next annual meeting and at each subsequent annual meeting.  The holder of the series A preferred stock is entitled to keep these seats until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of series A preferred stock have been declared and paid in full.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and bylaws that we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combination Under Delaware Law.  Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination involving an interested stockholder, together with its affiliates or associates, for a three (3) year period following the time the stockholder becomes an interested stockholder, unless:

•
prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

Under Delaware law, an interested stockholder generally means any person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of a proposed business combination.

A business combination generally includes:

•	mergers, consolidations and sales or other dispositions of ten percent (10%) or more of the assets of a corporation to or with an interested stockholder;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, among other things and subject to certain conditions, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have a class of voting stock listed on a national securities exchange or held of record by more than two thousand (2,000) stockholders.  The Delaware business combination statute is applicable to business combinations involving us.

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation requires that, in addition to certain other transactions, any merger or business combination of us or any of our subsidiaries with an “interested stockholder” or any other corporation that is or would be an affiliate of an interested stockholder, requires the affirmative vote of at least eighty percent (80%) of the voting power of the then-outstanding stock of First Place entitled to vote.  An “interested stockholder” is defined under our amended and restated certificate of incorporation as any person who or which:

•	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding stock of First Place entitled to vote; or

•
is an affiliate of First Place and at any time within the two-year period immediately prior to the date of any such business combination was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of First Place entitled to vote; or

•
is an assignee of or has otherwise succeeded to any shares of stock of First Place entitled to resale which were at any time within the two-year period immediately prior to the date of any such business combination beneficially owned by any such stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Blank Check Preferred Stock. Our board of directors can at any time, under our amended and restated certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock in addition to our currently outstanding series A preferred stock.  In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares to take control.

Classification of the Board of Directors.  Our amended and restated certificate of incorporation and bylaws currently provides that our board of directors is divided into three classes, as nearly identical in number as the then total number of directors constituting the entire board of directors permits, with one class elected annually to serve for a term of three years.  This classification of our board of directors may have the effect of making it more difficult for stockholders to change the composition of our board of directors whether or not a change in the composition of the board of directors may be viewed as beneficial to us. The classification of our board of directors may also discourage a takeover of us because a stockholder with a majority interest in First Place may have to wait for at least two consecutive annual meetings of stockholders to elect a majority of the members of our board of directors.

Restrictions on Ownership

Federal law generally provides that no person or company, acting directly or indirectly or through or in concert with one or more other persons, may acquire control (as defined in OTS regulations) of a savings and loan holding company, such as First Place, without the prior approval of the OTS.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be affected in transactions, which may involve crosses or block transactions:

•
on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume.  The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders.  In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The warrant is not listed on an exchange and we do not intend to list the warrant on any exchange.  No assurance can be given as to the liquidity of the trading market, if any, for the securities.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than certain expenses applicable to the sale of the securities covered by this prospectus including, but not limited to, underwriting discounts and selling commissions) in connection with the registration and qualification of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On March 13, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own.  The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 3,670,822 shares of our common stock, representing beneficial ownership of approximately ____% of our common stock as of _____ __, 2009; and

•	3,670,822 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately ____% of our common stock as of ______ __, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale.  The selling securityholders might not sell any or all of the securities offered by this prospectus.  Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the series A preferred stock and warrant from us, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Patton Boggs LLP.

EXPERTS

The consolidated financial statements of First Place as of June 30, 2008 and the effectiveness of internal control over financial reporting as of June 30, 2008 of First Place have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon appearing in First Place’s annual report on Form 10-K for the year ended June 30, 2008 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at http:/www.firstplacebank.com.  Our website is not a part of this prospectus.  You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	Our Annual Report on Form 10-K for the year ended June 30, 2008, filed on September 15, 2008.

•	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008, filed on November 10, 2008, and December 31, 2008, filed on February 9, 2009.

•	Our Current Reports on Form 8-K filed on November 5, 2008, December 2, 2008, March 5, 2009, March 12, 2009, March 17, 2009 and April 6, 2009.

•	The description of our common stock contained on our Form 8-A as filed with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act, on November 9, 1998.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this at no cost to the requestor upon written or telephonic request addressed to First Place Financial Corp., 185 East Market Street, Warren, Ohio  44481 Attention: Craig Carr (telephone:  (330) 373-1221).

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone else to provide you with additional or different information.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by First Place (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares).  All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$610
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Other	$9,000
Total Expenses	$39,610

Item 15.  Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of First Place’s amended and restated certificate of incorporation provides as follows:

TENTH:

A.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of First Place or is or was serving at the request of First Place as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by First Place to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits First Place to provide broader indemnification rights than such law permitted First Place to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, First Place shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of directors of First Place.

B.  The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by First Place the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to First Place of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.  If a claim under Section A or B of this Article TENTH is not paid in full by First Place within sixty days after a written claim has been received by First Place, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against First Place to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by First Place to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by First Place to recover an advancement of expenses pursuant to the terms of an undertaking First Place shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of First Place (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by First Place (including its Board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by First Place to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on First Place.

D.  The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, First Place’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

E.  First Place may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of First Place or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not First Place would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.  First Place may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of First Place to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of directors and officers of First Place.

ELEVENTH:

A director of First Place shall not be personally liable to First Place or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to First Place or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of First Place shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of First Place shall not adversely affect any right or protection of a director of First Place existing at the time of such repeal or modification.

Delaware General Corporation Law. The Delaware General Corporation Law provides that any indemnification must be made by First Place only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct.  Such determination must be made, with respect to person who is a director or officer at the time of such determination, (1) by a majority of our directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by our stockholders.

Item 16.  Exhibits

Exhibit No.	Description

4.1
Amended and Restated Warrant to Purchase Shares of Common Stock to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A filed on April 6, 2009 and incorporated herein by reference)

5.1	Opinion of Patton Boggs LLP

10.1
Letter Agreement, dated as of March 13, 2009, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 and incorporated herein by reference)

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)   That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on April 10, 2009.

FIRST PLACE FINANCIAL CORP.

By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven R. Lewis and David W. Gifford, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on April 10, 2009.

Signature	Title

/s/ Steven R. Lewis	President, Chief Executive Officer and
Steven R. Lewis	Director (Principal Executive Officer)

/s/ David W. Gifford	Vice President and Chief Financial Officer
David W. Gifford	(Principal Financial and Accounting Officer)

/s/ Samuel A. Roth
Samuel A. Roth	Chairman of the Board

/s/ A. Gary Bitonte
A. Gary Bitonte, M.D.	Director

Signature	Title

/s/ Donald Cagigas	Director
Donald Cagigas

/s/ Marie Izzo Cartwright	Director
Marie Izzo Cartwright

/s/ Robert P. Grace	Director
Robert P. Grace

/s/ Thomas M. Humphries	Director
Thomas M. Humphries

/s/ Earl T. Kissell	Director
Earl T. Kissell

/s/ Jeffrey B. Ohlemacher	Director
Jeffrey B. Ohlemacher

/s/ E. Jeffrey Rossi	Director
E. Jeffrey Rossi

/s/ William A. Russell	Director
William A. Russell

/s/ Robert L. Wagmiller	Director
Robert L. Wagmiller

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Warrant to Purchase Shares of Common Stock to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A filed on April 6, 2009 and incorporated herein by reference)

5.1	Opinion of Patton Boggs LLP

10.1
Letter Agreement, dated as of March 13, 2009, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 and incorporated herein by reference)

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)